Exhibit 99.1

PATHMARK STORES, INC.

200 MILIK STREET

CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE	CONTACT: HARVEY M. GUTMAN
732-499-4327

PATHMARK ANNOUNCES SECOND QUARTER FISCAL 2007 RESULTS

Carteret, New Jersey, September 12, 2007 - Pathmark Stores, Inc. (NASDAQ: PTMK), a leading regional supermarket chain currently operating 141 supermarkets primarily in the New York – New Jersey and Philadelphia metro areas, today reported unaudited results for its second quarter ended August 4, 2007.

Second Quarter of Fiscal 2007 Results

Net sales in the second quarter of fiscal 2007 were $998.5 million, a decrease of 0.4% from $1,002.9 million in the prior year’s second quarter. Same-store sales for the quarter decreased by 0.2%. The Company reported a net loss of $18.8 million, or $0.36 per diluted share, in the second quarter of fiscal 2007, compared to a net loss of $8.8 million, or $0.17 per diluted share, in the prior year’s second quarter. The increase in the net loss of $10.0 million was primarily due to pre-tax expenses of $7.2 million related to the proposed merger with The Great Atlantic & Pacific Company (“A&P”), pre-tax charges of $7.0 million related to the Company’s withdrawal from a multi-employer pension plan and a pre-tax charge of $2.2 million related to the impairment of a long-lived asset, partially offset by a gain of $5.5 million on the sale of real estate and higher Adjusted EBITDA. Adjusted EBITDA in the second quarter of fiscal 2007 was $29.6 million, an increase of $3.4 million from $26.2 million in the prior year’s second quarter. The increase in Adjusted EBITDA was due to the Company’s merchandising and expense control initiatives. Adjusted EBITDA is reconciled to the net loss and defined in Table C in this release.

Capital Expenditures

Capital expenditures were $36.1 million during the first six months of fiscal 2007 compared to $34.7 million during the prior year’s first six months and are expected to be approximately $70 million during fiscal 2007. The Company completed two store renovations during the first six months of fiscal 2007 and plans to complete 11 store renovations during the remainder of fiscal 2007.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, stock-based compensation expense, earnings estimates, Adjusted EBITDA, net sales, same-store sales and capital expenditures and are indicated by words or phrases such as “anticipates”, “believes”, “expects”, “forecasts”, “guidance”, “intends”, “may”, “ongoing”, “plans”, “projects”, “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates, the pendency of the proposed merger with A&P, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the proposed acquisition (the “Merger”) of Pathmark by A&P, Pathmark and A&P have filed with the SEC relevant materials, including a preliminary joint proxy statement/prospectus and intend to file additional materials during the pendency of the Merger. INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PATHMARK, A&P AND THE MERGER. The final joint proxy statement/prospectus will be mailed to the stockholders of A&P and Pathmark. The final joint proxy statement/prospectus and other relevant materials, and any other documents filed by Pathmark or A&P with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by (i) contacting Pathmark’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, NJ 07008, or by accessing Pathmark’s Investor Relations website; or (ii) contacting A&P’s Investor Relations at (201) 571-4537, at Box 418, 2 Paragon Drive, Montvale, NJ 07645, or by accessing A&P’s Investor Relations website. Investors are urged to read the joint proxy statement/prospectus and other related materials before making any voting or investment decisions with respect to the Merger.

Pathmark, A&P and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the Merger. Information about the executive officers and directors of Pathmark and the number of shares of Pathmark’s common stock beneficially owned by such persons is set forth in the proxy statement for Pathmark’s 2007 Annual Meeting of Stockholders which was filed with the SEC on May 11, 2007. Information about the executive officers and directors of A&P and the number of shares of A&P’s common stock beneficially owned by such persons is set forth in the proxy statement for A&P’s 2007 Annual Meeting of Stockholders which was filed with the SEC on May 25, 2007. Investors may obtain additional information regarding the direct and indirect interests of Pathmark, A&P and their respective executive officers and directors in the Merger by reading the preliminary joint proxy statement/prospectus regarding the Merger, which was filed with the SEC on September 4, 2007.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

(Tables attached)

Table A

Pathmark Stores, Inc.

Operating Results (Unaudited)

(in millions, except per share data)

Consolidated Statements of Operations

	13 Weeks Ended		26 Weeks Ended
	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006
Net sales	$998.5	$1,002.9	$1,997.5	$2,001.4
Cost of goods sold	(709.2)	(718.0)	(1,411.9)	(1,427.0)

Gross profit	289.3	284.9	585.6	574.4
Selling, general and administrative expenses	(271.3)	(261.1)	(538.6)	(520.9)
Depreciation and amortization	(23.6)	(23.1)	(47.1)	(46.1)
Impairment of a long-lived asset (see Note 4)	(2.2)	—	(2.2)	—

Operating earnings (loss)	(7.8)	0.7	(2.3)	7.4
Interest expense	(15.9)	(15.4)	(31.8)	(30.9)

Loss before income taxes	(23.7)	(14.7)	(34.1)	(23.5)
Income tax benefit (see Note 5)	4.9	5.9	6.8	9.3

Net loss	$(18.8)	$(8.8)	$(27.3)	$(14.2)

Weighted average number of shares outstanding – basic and diluted	52.5	52.1	52.4	52.0

Net loss per share – basic and diluted	$(0.36)	$(0.17)	$(0.52)	$(0.27)

Supplemental Operating Results Data

	13 Weeks Ended		26 Weeks Ended
	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006
Adjusted EBITDA (see Note 6)	$29.6	$26.2	$70.0	$58.0

Capital expenditures	$21.4	$22.6	$36.1	$34.7

Gross profit (% of net sales)	29.0%	28.4%	29.3%	28.7%

Selling, general and administrative expenses (% of net sales)	27.2%	26.0%	27.0%	26.0%

Adjusted EBITDA (% of net sales)	3.0%	2.6%	3.5%	2.9%

Net loss (% of net sales)	(1.9)%	(0.9)%	(1.4)%	(0.7)%

See notes to financial statements.

Table B

Pathmark Stores, Inc.

Consolidated Balance Sheets

(in millions)

	(Unaudited) August 4, 2007	February 3, 2007
ASSETS
Current assets
Cash	$33.2	$28.1
Accounts receivable, net	21.0	20.6
Merchandise inventories	187.4	180.3
Due from suppliers	60.8	69.8
Other current assets	31.7	33.5

Total current assets	334.1	332.3
Property and equipment, net	520.7	535.7
Goodwill	144.7	144.7
Other noncurrent assets	126.0	119.7

Total assets	$1,125.5	$1,132.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$84.3	$78.2
Current maturities of debt	39.4	25.1
Current portion of capital lease obligations	10.7	11.4
Accrued expenses and other current liabilities	143.5	136.9

Total current liabilities	277.9	251.6
Long-term debt	422.7	423.1
Long-term capital lease obligations	154.1	158.4
Other noncurrent liabilities	168.2	170.9

Total liabilities	1,022.9	1,004.0
Stockholders' equity	102.6	128.4

Total liabilities and stockholders' equity	$1,125.5	$1,132.4

Capitalization

	August 4, 2007	February 3, 2007
Debt	$462.1	$448.2
Capital lease obligations	164.8	169.8

Total debt and capital lease obligations	626.9	618.0
Stockholders' equity	102.6	128.4

Total capitalization	$729.5	$746.4

See notes to financial statements.

Table C

Pathmark Stores, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited)

(in millions)

	13 Weeks Ended		26 Weeks Ended
	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006
Net loss	$(18.8)	$(8.8)	$(27.3)	$(14.2)
Adjustments:
Interest expense	15.9	15.4	31.8	30.9
Income tax benefit (see Note 5)	(4.9)	(5.9)	(6.8)	(9.3)
Depreciation and amortization	23.6	23.1	47.1	46.1
Merger-related expenses (see Note 1)	7.2	—	12.4	—
Withdrawal from a multi-employer pension plan (see Note 2)	7.0	—	7.0	—
Gain on the sale of real estate (see Note 3)	(5.5)	—	(6.1)	—
Impairment of a long-lived asset (see Note 4)	2.2	—	2.2	—
Non-cash stock based compensation expense	2.6	2.4	5.2	4.5
Store labor buyout charge	0.3	—	4.5	—

Adjusted EBITDA (see Note 6)	$29.6	$26.2	$70.0	$58.0

See notes to financial statements.

Notes to Financial Statements

1.

On March 4, 2007, the Company entered into a definitive agreement and plan of merger with A&P and its subsidiary, pursuant to which A&P will acquire Pathmark through the Merger. During the second quarter of fiscal 2007, the Company incurred Merger-related expenses of $7.2 million, comprised of $6.0 million for professional services and $1.2 million for retention bonuses. During the first six months of fiscal 2007, the Company incurred Merger-related expenses of $12.4 million, comprised of $10.5 million for professional services and $1.9 million for retention bonuses.

2.

During the second quarter of fiscal 2007, the Company withdrew from one of the multi-employer pension plans to which the Company contributes (the “Withdrawal”). Accordingly, the Company recorded a pre-tax Withdrawal liability of $7.0 million, which represents the Company’s preliminary estimate of the Withdrawal liability. The Company and the union are in the process of finalizing the Withdrawal liability and such amount could be adjusted in a future period. The Withdrawal liability will be settled by making annual payments until the Withdrawal liability is satisfied.

3.	During the second quarter of fiscal 2007, the Company sold a former operating supermarket for proceeds of $7.5 million, resulting in a pre-tax gain of $5.5 million.
4.	During the second quarter of fiscal 2007, the Company recorded a pre-tax non-cash charge of $2.2 million due to the impairment of a long-lived asset.
5.

The income tax benefit was $4.9 million in the second quarter of fiscal 2007 compared to $5.9 million in the second quarter of fiscal 2006 and was based on an effective tax rate of 20.5% in the second quarter of fiscal 2007 compared to 39.6% in the second quarter of fiscal 2006. The income tax benefit was $6.8 million in the first six months of fiscal 2007 compared to $9.3 million in the first six months of fiscal 2006 and was based on an effective tax rate of 19.9% in the first six months of fiscal 2007 compared to 39.5% in the first six months of fiscal 2006. The effective tax rates differ from the prior year’s tax rates primarily due to the impact of nondeductible Merger expenses, such as legal fees and other professional services.

6.

The definition of Adjusted EBITDA was revised in the third quarter of fiscal 2006 to include LIFO expense as a reduction of Adjusted EBITDA. Adjusted EBITDA for the second quarter and first six months of fiscal 2006 was revised to be consistent with the revised definition.

Adjusted EBITDA represents the net loss, excluding interest expense, the impact of taxes, depreciation and amortization, Merger–related expenses, charge for the Withdrawal, gain on the sale of real estate, charge for the impairment of a long-lived asset, non-cash stock-based compensation expense and store labor buyout charge. The Company believes that its investors find Adjusted EBITDA to be a useful analytical tool for measuring its performance and for comparing that performance with the performance of other companies in the industry having different capital structures. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. The Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.